EXHIBIT 3.1


                                 AMENDED BY-LAWS

                                       OF

                            HOME STATE HOLDINGS, INC.
                             A Delaware Corporation

                                    ARTICLE 1

                                     OFFICES


1.1   Registered Office.

      The registered office of the corporation in the State of Delaware shall be located at Suite L-100, 32 Loockerman Square, Dover, County of Kent, Delaware 19901. The name of the corporation's registered agent at such address is The Prentice-Hall Corporation System, Inc. The registered office and/or registered agent of the corporation may be changed from time to time by action of the board of directors.

1.2   Other Offices.

      The corporation also may have offices at such other places, both within and without the State of Delaware, as the board of directors may from time to time determine or the business of the corporation may require.

                                    ARTICLE 2

                            MEETINGS OF STOCKHOLDERS

2.1   Place And Time of Meetings.

      An annual meeting of the stockholders shall be held each year within one hundred fifty (150) days after the close of the immediately preceding fiscal year of the corporation for the purpose of electing directors and conducting such other proper business as may come before the meeting. The date, time and place of the annual meeting shall be determined by the President of the corporation; provided, that if the President does not act, the board of directors shall determine the date, time and place of such meeting.

2.2   Special Meetings.

      Special meetings of stockholders may be called for any purpose and may be held at such time and place, within or without the State of Delaware, as shall be stated in a notice of meeting or in a duly executed waiver of notice thereof. Such



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meetings may be called at any time by the board of directors, the President, the holders of shares entitled to cast not less than fifteen percent (15%) of the votes at such meeting.

2.3   Place of Meetings.

      The board of directors may designate any place, either within or without the State of Delaware, as the place of meeting for any annual meeting (unless the President has designated the place pursuant to sub-section 2.1 above) or for any special meeting called by the board of directors. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal executive office of the corporation.

2.4   Notice.

      Whenever stockholders are required or permitted to take action at a meeting, written or printed notice stating the place, date, time, and, in the case of special meetings, the purpose or purposes, of such meeting, shall be given to each stockholder entitled to vote at such meeting not less than ten
(10) nor more than sixty (60) days before the date of the meeting. All such notices shall be delivered, either personally or by mail, by or at the direction of the board of directors, the President or the secretary, and if mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the stockholder at his, her or its address as the same appears on the records of the corporation.

2.5   Stockholders List.

      The officer having charge of the stock ledger of the corporation shall make, at least ten (10) days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of meeting during the whole time thereof, and may be inspected by any stockholder who is present.


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2.6   Quorum.

      The holders of the outstanding shares of capital stock representing a majority of the voting power of the corporation present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders, except as otherwise provided by law or by the certificate of incorporation. If a quorum is not present, the holders of the shares representing a majority of the voting power present in person or represented by proxy at the meeting, and entitled to vote at the meeting, may adjourn the meeting to another time and/or place. When a specified item of business requires a vote by a class or series (if the corporation shall then have outstanding shares of more than one class or series) voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum (as to such class or series) for the transaction of such item of business. When a quorum is once present to commence a meeting of stockholders, it is not broken by the subsequent withdrawal of any stockholder or their proxies.

2.7   Adjourned Meetings.

      When a meeting is adjourned to another time and place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

2.8   Vote Required.

      When a quorum is present, the affirmative vote of the holders of the shares representing a majority of the voting power present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the question is one upon which by express provisions of an applicable law or of the certificate of incorporation a different vote is required, in which case such express provision shall govern and control the decision of such question. Where a separate vote by class may be required, the affirmative vote of the majority of shares of such class present in person or represented by proxy at the meeting shall be the act of such class.

2.9   Voting Rights.

      Except as otherwise provided by the Delaware General Corporation Law, as amended, or by the certificate of incorporation of the corporation or any

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amendments thereto and subject to sub-section 6.3 hereof, every stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of common stock held by such stockholder.

2.10  Proxies.

      Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period.

2.11  Action by Written Consent.

      Unless otherwise provided in the certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken and bearing the dates of signature of the stockholders who signed the consent or consents, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its registered office in the State of Delaware, or the corporation's principal place of business, or an officer or agent of the corporation having custody of the book or books in which proceedings of meetings of the stockholders are recorded. Delivery made to the corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. All consents properly delivered in accordance with this section shall be deemed to be recorded when so delivered. No written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered to the corporation as required by this section, written consents signed by the holders of a sufficient number of shares to take such corporate action are so recorded. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Any action taken pursuant to such written consent or consents of the stockholders shall have the same force and effect as if taken by the stockholders at a meeting thereof.

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                                   ARTICLE 3

                                   DIRECTORS

3.1   General Powers.

      The business and affairs of the corporation shall be managed by or under the direction of the board of directors.

3.2   Number, Election and Term of Office.

      The number of directors which shall constitute the board shall be such number as shall be established by resolution of the board, not less than eight
(8) and no more then ten (10). Subject to the Securities Purchase Agreement (as defined below), the Stockholders' Agreement (as defined in the Securities Purchase Agreement) and Certificate of Designations (as defined in the Securities Purchase Agreement), thereafter, the number of directors shall be established from time to time by resolution of the board of directors. The directors of the corporation shall be classified with respect to their tenure of office by dividing them into three groups, each of which shall consist of as nearly equal a number of persons, as practicable. The initial term of the directors of the first group shall expire as of the annual meeting of shareholders to be held in 1994. The initial term of the directors of the second group shall expire at the annual meeting of shareholders to be held in 1995. The initial term of the directors of the third group shall expire at the annual meeting of shareholders to be held in 1996. Upon resolution of the Board of directors, one directorship in each of the first and second groups of directors may be reserved for a Default Director (as defined in the Stockholders' Agreement) and, after such resolution, shall remain vacant unless and until a Default Director shall be appointed thereto. One directorship in the third group of directors shall be reserved for the Preferred Director (as defined in the Stockholders' Agreement) and shall remain vacant unless and until the Preferred Director shall be appointed thereto. At each annual meeting of shareholders, commencing with the annual meeting of shareholders to be held in 1994, directors shall be elected for the term of three (3) years to succeed those of the group whose term of office is then expiring; provided that any person elected to succeed the Preferred Director or a Default Director or to fill a vacancy in a seat reserved for the Preferred Director or such a Default Director must have been designated the Preferred Director or a Default Director, as applicable, pursuant to the Stockholders' Agreement. The directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

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      For purposes of these By-Laws, "Securities Purchase Agreement" means the
Securities Purchase Agreement dated as of October 4, 1996 among the Corporation and the Purchasers named therein, as from time to time assigned, supplemented or amended or as the terms thereof may be waived, pursuant to which, among other matters, the Corporation issued certain shares of Series A Cumulative Voting Preferred Stock.

3.3   Removal and Resignation.

      Any director or the entire board of directors may be removed at any time for cause by the holders of the shares representing a majority of the voting power of the corporation then entitled to vote at an election of directors. Whenever the holders of any class or series are entitled to elect one or more directors by the provisions of the corporation's certificate of incorporation, the provisions of this section shall apply, in respect to the removal without cause of a director or directors so elected, to the vote of the holders of the outstanding shares of that class or series and not to the vote of the outstanding shares as a whole. Any director may resign at any time upon written notice to the corporation.

3.4   Vacancies.

      Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director; provided that no vacancy created by the resignation or removal of the Preferred Director or a Default Director or by the creation or establishment of a directorship reserved for the Preferred Director or a Default Director may be filled by a person who has not been designated as the Preferred Director of a Default Director, as applicable, pursuant to the Stockholders' Agreement. Each director so chosen shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as herein provided.

3.5   Annual Meetings.

      The annual meeting of the board of directors shall be held without other notice than this by-law immediately after, and at the same place as, the annual meeting of stockholders.

3.6   Other Meetings and Notice.

      Regular meetings, other than the annual meeting, of the board of directors may be held without notice at such time and at such place that shall from time to time be determined by resolution of the board of directors. Special meetings of the board of directors may be called by or at the request of the President or any director

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on at least 24 hours notice to each director, either personally, by telephone, by telecopier, by mail or by telegraph.

3.7   Quorum, Required Vote and Adjournment.

      A majority of the total number of directors shall constitute a quorum for the transaction of business. The vote of a majority of directors present at a meeting at which a quorum is present shall be the act of the board of directors. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

3.8   Committees.

      The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation, which to the extent provided in such resolution or these amended by-laws shall have and may exercise the powers of the board of directors in the management and affairs of the corporation except as otherwise limited by law. The board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

3.9   Committee Rules.

      Each committee of the board of directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the board of directors designating such committee. Unless otherwise provided in such a resolution, the presence of at least a majority of the members of the committee shall be necessary to constitute a quorum. In the event that a member and that member's alternate, if alternates are designated by the board of directors as provided in sub-section 3.8, of such committee is or are absent or disqualified, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in place of any such absent or disqualified member.

3.10  Executive Committee.

      The board of directors may, by resolution passed by a majority of the whole board, designate an Executive Committee, to consist of three or more directors, but

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always an odd number. Members of the Executive Committee may be removed for cause or without cause by the board of directors, but any vacancy created shall be promptly filled by the board. The board of directors may discharge the Executive Committee at any time either with or without cause. The Executive Committee, to the extent provided in the resolution of the board of directors, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it. A majority of the Executive Committee shall constitute a quorum for the transaction of business, and the act of a majority of the members of the Committee present at any meeting at which a quorum is present shall be the act of the Committee. Members of the Committee shall act only as a committee and the individual members shall have no power as such.

3.11  Communications Equipment.

      Members of the board of directors or any committee thereof may participate in and act at any meeting of such board or committee through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in the meeting pursuant to this section shall constitute presence in person at the meeting.

3.12  Waiver of Notice.

      Any member of the board of directors or any committee thereof who is present at a meeting shall be conclusively presumed to have waived notice of such meeting except when such member attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

3.13  Action by Written Consent.

      Unless otherwise restricted by the certificate of incorporation, any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

3.14  Compensation of Directors.

      Directors may be paid such compensation for their services and such reimbursement for expenses of attendance at meetings as the board of directors may from time to time determine. No such payment shall preclude any director from serving the corporation or any of its subsidiaries or affiliated corporations in any other capacity and receiving compensation for such service.

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                                   ARTICLE 4

                                    OFFICERS

4.1   Number.

      The officers of the corporation shall be elected by the board of directors and shall consist of a Chairman, one or more Vice Chairmen, a President, one or more Vice-Presidents, a Secretary, a Treasurer, and such other officers and assistant officers as may be deemed necessary or desirable by the board of directors. Any number of offices may be held by the same person. In its discretion, the board of directors may choose not to fill any office for any period as it may deem advisable, except that the offices of President and Secretary shall be filled as expeditiously as possible.

4.2   Election and Term of Office.

      The officers of the corporation shall be elected annually by the board of directors at its first meeting held after each annual meeting of stockholders or as soon thereafter as conveniently may be. Vacancies may be filled or new offices created and filled at any meeting of the board of directors. Each officer shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

4.3   Removal.

      Any officer or agent elected by the board of directors may be removed by the board of directors whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

4.4   Vacancies.

      Any vacancy occurring in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term by the board of directors then in office.

4.5   Compensation.

      Compensation of all officers shall be fixed by the board of directors, and no officer shall be prevented from receiving such compensation by virtue of his or her also being a director of the corporation.

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4.6   Chairman and Vice-Chairman.

      If the Board of Directors appoints a Chairman, he shall, subject to the control of the board of directors, have general charge and supervision of the business of the corporation. He shall also perform such duties and possess such powers as are assigned to him by the board of directors. Unless otherwise provided by the board of directors, he shall preside at all meetings of the stockholders and of the board of directors. If the board of directors appoints a Vice-Chairman he shall, in the absence or disability of the Chairman, perform the duties and exercise the powers of the Chairman and shall perform such other duties and possess such other powers as may from time to time be vested in him by the board of directors.

4.7   President.

      The President shall be the Chief Executive Officer of the corporation and, subject to the control of the board of directors, have general charge and supervision of the business of the corporation. He shall also perform such duties and possess such powers as are assigned to him by the board of directors. In the absence of the Chairman and Vice-Chairman(s), he shall preside at all meetings of the stockholders and of the board of directors. The President shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation. The President shall have such other powers and perform such other duties as may be prescribed by the board of directors or as may be provided in these amended by-laws.

4.8   Vice-Presidents.

      The Vice-President, or if there shall be more than one, the Vice-Presidents in the order determined by the board of directors, shall, in the absence or disability of the President, act with all of the powers and be subject to all the restrictions of the President. The Vice-Presidents also shall perform such other duties and have such other powers as the board of directors, the President or these amended by-laws may, from time to time, prescribe.

4.9   The Secretary and Assistant Secretaries.

      The Secretary shall attend all meetings of the board of directors, all meetings of the committees thereof and all meetings of the stockholders and record all the proceedings of the meetings in a book or books to be kept for that purpose. Under the President's supervision, the Secretary shall give, or cause to be given, all notices required to be given by these amended by-laws or by law and shall have such powers and perform such duties as the board of directors, the President or these amended

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by-laws may, from time to time, prescribe. The Secretary shall have custody of the corporate seal of the corporation. The Secretary, or an Assistant Secretary, shall have authority to affix the corporate seal to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such Assistant Secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his or her signature. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the board of directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the board of directors, the President, or the Secretary may, from time to time, prescribe.

4.10  The Treasurer and Assistant Treasurer.

      The Treasurer shall have the custody of the corporate funds and securities. The Treasurer shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all monies and other valuable effects in the name and to the credit of the corporation as may be ordered by the board of directors. The Treasurer shall cause the funds of the corporation to be disbursed when such disbursements have been duly authorized, taking proper vouchers for such disbursements and shall render to the President and the board of directors, at its regular meeting or when the board of directors so requires, an account of the corporation. The Treasurer shall have such powers and perform such duties as the board of directors, the President or these amended by-laws may, from time to time, prescribe. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the board of directors, shall in the absence or disability of the Treasurer perform the duties and exercise the powers of the Treasurer. The Assistant Treasurers shall perform such other duties and have such other powers as the board of directors, the President or Treasurer may, from time to time, prescribe.

4.11  Other Officers, Assistant Officers and Agents.

      Officers, assistant officers and agents, if any, other than those whose duties are provided for in these amended by-laws, shall have such authority and perform such duties as may from time to time be prescribed by resolution of the board of directors.

4.12  Absence or Disability of Officers.

      In the case of the absence or disability of any officer of the corporation and of any person hereby authorized to act in such officer's place during such officer's absence or disability, the board of directors may by resolution delegate the powers and duties of such officer to any other officer or to any director, or to any other person whom it may select.

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                                   ARTICLE 5

               INDEMNIFICATION OF OFFICERS, DIRECTORS AND OTHERS


5.1   Nature of Indemnity.

      The corporation shall, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as that Section may be amended and supplemented from time to time, indemnify each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (collectively, a "Proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the corporation or is or was serving at the request of the corporation as a director, officer, employee, fiduciary, or agent of another corporation or of a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the corporation to the fullest extent which it is empowered to do so by the Delaware General Corporation Law, as amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment) against all expenses, liability and loss (including attorneys' fees actually and reasonably incurred by such person in connection with such Proceeding) and such indemnification shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in sub-section 5.2 hereof, the corporation shall indemnify any such person seeking indemnification in connection with a Proceeding initiated by such person only if such Proceeding was authorized by the board of directors of the corporation. The right to indemnification conferred in this Article 5 shall be a contract right and, subject to sub-sections 5.2 and 5.5 hereof, shall include the right to be paid by the corporation the expenses incurred in defending any such Proceeding in advance of its final disposition. The corporation may, by action of its board of directors, provide indemnification to employees and agents of the corporation with the same scope and effect as the foregoing indemnification of directors and officers.

      To assure indemnification under this Article 5 of all such persons who are determined by the corporation or otherwise to be or to have been "fiduciaries" of any employee benefit plan of the corporation which may exist from time to time, such Section 145 shall, for the purposes of this Article 5, be interpreted as follows: an "other enterprise" shall be deemed to include such an employee benefit plan, including, without limitation, any plan of the corporation which is governed by the Act of Congress entitled "Employee Retirement Income Security Act of 1974", as amended from time to time; the corporation shall be deemed to have requested a


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person to serve an employee benefit plan where the performance by such person of his duties to the corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; excise taxes assessed on a person with respect to an employee benefit plan pursuant to such Act of Congress shall be deemed "fines"; and action taken or omitted by a person with respect to an employee benefit plan in the performance of such person's duties for a purpose reasonably believed by such person to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the corporation.

5.2   Procedure for Indemnification of Directors and Officers.

      Any indemnification of a director or officer of the corporation under subsection 5.1 of this Article 5 or advance of expenses under sub-section 5.5 of this Article 5 shall be made promptly, and in any event within thirty (30) days, upon the written request of the director or officer. If a determination by the corporation that the director or officer is entitled to indemnification pursuant to this Article 5 is required, and the corporation fails to respond within sixty
(60) days to a written request for indemnity, the corporation shall be deemed to have approved the request. If the corporation denies a written request for indemnification or advancing of expenses, in whole or in part, or if payment in full pursuant to such request is not made within thirty (30) days, the right to indemnification or advance as granted by this Article 5 shall be enforceable by the director or officer in any court of competent jurisdiction. Such person's costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law, as amended, for the corporation to indemnify the claimant for the amount claimed, but the burden of such defense shall be on the corporation. Neither the failure of the corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, as amended, nor an actual determination by the corporation (including its board of directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

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5.3   Article Not Exclusive.

      The rights to indemnification and the payment of expenses incurred in defending a Proceeding in advance of its final disposition conferred in this
Article 5 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the certificate of incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

5.4   Insurance.

      The corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee, fiduciary, or agent of the corporation or was serving at the request of the corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, whether or not the corporation would have the power to indemnify such person against such liability under this Article 5.

5.5   Expenses.

      Expenses incurred by any person described in sub-section 5.1 of this
Article 5 in defending a Proceeding shall be paid by the corporation in advance of such Proceeding's final disposition upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

5.6   Employees and Agents.

      Persons who are not covered by the foregoing provisions of this Article 5 and who are or were employees or agents of the corporation, or who are or were serving at the request of the corporation as employees or agents of another corporation, partnership, joint venture, trust or other enterprise, may be indemnified to the extent authorized at any time or from time to time by the board of directors.

5.7   Contract Rights.

      The provisions of this Article 5 shall be deemed to be a contract right between the corporation and each director or officer who serves in any such capacity at any time while this Article 5 and the relevant provisions of the Delaware General Corporation Law, as amended, or other applicable law are in effect, and any repeal or modification of this Article 5 or any such law shall not affect any rights or


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obligations then existing with respect to any state of facts or Proceeding then existing.

5.8 Merger or Consolidation.

      For purposes of this Article 5, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article 5 with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

                                   ARTICLE 6

                             CERTIFICATES OF STOCK

6.1   Form.

      Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by the President or a Vice-President and the Secretary or an Assistant Secretary of the corporation, certifying the number of shares owned by such holder in the corporation. If such a certificate is countersigned (1) by a transfer agent or an assistant transfer agent other than the corporation or its employee or (2) by a registrar, other than the corporation or its employee, the signature of any such President, Vice-President, Secretary, or Assistant Secretary may be facsimiles. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the corporation whether because of death, resignation or otherwise before such certificate or certificates have been delivered by the corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the corporation. All certificates for shares shall be consecutively numbered or otherwise identified. The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the books of the corporation. Shares of stock of the corporation shall only be transferred on the books of the corporation by the holder of record thereof or by such holder's attorney duly authorized in writing, upon surrender to the corporation of the certificate or

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certificates for such shares endorsed by the appropriate person or persons, with such evidence of the authenticity of such endorsement, transfer, authorization, and other matters as the corporation may reasonably require, and accompanied by all necessary stock transfer stamps. In that event, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate or certificates, and record the transaction on its books.
The board of directors may appoint a bank or trust company organized under the laws of the United States or any state thereof to act as its transfer agent or registrar, or both in connection with the transfer of any class or series of securities of the corporation.

6.2   Lost, Stolen or Destroyed Certificates.

      The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates previously issued by the corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate of certificates, or his or her legal representative, to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against the corporation on account of the loss, theft or destruction of any such certificate or the issuance of such new certificate.

6.3   Fixing a Record Date for Stockholder Meetings.

      In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the board of directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the next day preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record for the adjourned meeting.

6.4   Fixing a Record Date for Action by Written Consent.

      In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the board of directors may


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fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the board of directors. If no record date has been fixed by the board of directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required by statute, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the board of directors and prior action by the board of directors is required by statute, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the board of directors adopts the resolution taking such prior action.

6.5   Fixing a Record Date for Other Purposes.

      In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment or any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purposes of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

6.6   Registered Stockholders.

      Prior to the surrender to the corporation of the certificate or certificates for a share or shares of stock with a request to record the transfer of such share or shares, the corporation may treat the registered owner as the person entitled to receive dividends, to vote, to receive notifications, and otherwise to exercise all the rights and powers of an owner.

6.7   Subscriptions for Stock.

      Unless otherwise provided for in the subscription agreement, subscriptions for shares shall be paid in full at such time, or in such installments and at such times, as shall be determined by the board of directors. Any call made by the board

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of directors for payment on subscriptions shall be uniform as to all shares of the same class or as to all shares of the same series. In case of default in the payment of any installment or call when such payment is due, the corporation may proceed to collect the amount due in the same manner as any debt due the corporation.

                                   ARTICLE 7

                               GENERAL PROVISIONS

7.1   Dividends.

Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or any other purpose and the directors may modify or abolish any such reserve in the manner in which it was created.

7.2   Checks, Drafts or Orders.

      All checks, drafts, or other orders for the payment of money by or to the corporation and all notes and other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation, and in such manner, as shall be determined by resolution of the board of directors or a duly authorized committee thereof.

7.3   Contracts.

      The board of directors may authorize any officer or officers, or any agent or agents, of the corporation to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

7.4   Loans.

      The corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or of its subsidiary, including any officer or employee who is a director of the corporation or its subsidiary, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the corporation. The loan, guaranty

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


or other assistance may be with or without interest, and may be unsecured, or secured in such manner as the board of directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing in this section contained shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute. No loans shall be made or contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by resolution of the board of directors. Such authority may be general or confined to specific instances.

7.5   Fiscal Year.

      The fiscal year of the corporation shall be fixed by resolution of the board of directors.

7.6   Corporate Seal.

      The corporate seal shall be in such form as shall be approved by the board of directors.

7.7   Voting Securities Owned by Corporation.

      Voting securities in any other corporation held by the corporation shall be voted by the President, unless the board of directors specifically confers authority to vote with respect thereto, which authority may be general or confined to specific instances, upon some other person or office. Any person authorized to vote securities shall have the power to appoint proxies, with general power of substitution.

7.8   Inspection of Books and Records.

      Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the corporation's stock ledger, a list of its stockholders, and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean any purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in the State of Delaware or at its principal place of business.


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7.9   Evidence of Authority.

      A certificate by the Secretary, or an Assistant Secretary, or a temporary Secretary, as to any action taken by the stockholders, directors, a committee or any officer or representative of the corporation shall as to all persons who rely on the certificate in good faith be conclusive evidence of such action.

7.10  Certificate of Incorporation.

      All references in these by-laws to the certificate of incorporation shall be deemed to refer to the certificate of incorporation of the corporation, as amended and in effect from time to time.

7.11  Transactions with Interested Parties.

      No contract or transaction between the corporation and one or more of the directors or officers, or between the corporation and any other corporation, partnership, association or other organization in which one or more of the directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for such reason, or solely because the director or officer is present at or participates in the meeting of the board of directors or a committee of the board of directors which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if one of the following conditions are met:

           (A) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board of directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors are less than a quorum;

           (B) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

           (C) the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the board of directors, a committee of the board of directors, or the stockholders.

      Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.

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7.12  Severability.

      Any determination that any provision of these amended by-Laws is for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these amended by-laws.

7.13  Pronouns.

      All pronouns used in these amended by-laws shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

7.14  Headings.

      Headings to articles and sections in these amended by-laws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

7.15  Inconsistent Provisions.

      In the event that any provision of these amended bylaws is or becomes inconsistent with any provision of the certificate of incorporation, the Delaware General Corporation Law, as amended, or any other applicable law, the provision of these amended by-laws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

                                   ARTICLE 8

                                 MISCELLANEOUS

8.1   Amendments.

      These amended by-laws may be amended, altered, or repealed and new by-laws adopted at any meeting of the board of directors by a majority vote. The fact that the power to adopt, amend, alter, or repeal the amended by-laws has been conferred upon the board of directors shall not divest the stockholders of the same powers.

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